Exhibit 99.1
Form of Securities Purchase Agreement

SINO CLEAN ENERGY INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 16, 2008, among (i) Sino Clean Energy Inc., a Nevada corporation (the “Company”), (ii) Baowen Ren (the “Founder”), and (iii) the purchasers identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company’s Common Shares (as defined below) are quoted on the Over-the Counter Bulletin Board (ticker symbol: SCLX.OB) as of the date hereof.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 and/or Rule 903 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase the Company’s Secured Convertible Debentures (as defined below) and the Warrants (as defined below).

WHEREAS, in order to induce the Purchasers to purchase the Company’s Secured Convertible Debentures and the Warrants, Founder of the Company has agreed to deposit the Escrow Shares (as defined below) subject pursuant to this Agreement and the Escrow Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1       Definitions      In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  For purposes of this definition, “control” means the power to direct the management and policies of such Person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, $0.001 par value per share.

“Common Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company US Counsel” means Richardson & Patel LLP, counsel to the Company.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Effectiveness Period” shall have the meaning ascribed to such term in Section 4.17(a)(iv).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder” shall have the meaning ascribed to such term in the Preamble.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit, proceeding (including, without limitation, a partial proceeding, such as a deposition), (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private), whether pending or threatened, commenced, brought, conducted or heard by or before, or otherwise involving, any Person, including any Government Entity.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” or “Subsidiaries” means any one of, or collectively, Hangson Limited, a British Virgins Island company, Shaanxi Suoang Biological Science & Technology Co., Ltd., a PRC limited liability company, and Shaanxi Suo’ang New Energy Enterprise Company Limited, a PRC limited liability company.

“Trading Day” means (i) a day on which the Common Shares are traded on a Trading Market, or (ii) if the Common Shares are not listed on a Trading Market, a day on which the Common Shares are traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Shares are not quoted on the OTC Bulletin Board, a day on which the Common Shares are quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Shares are not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Guarantee, the Escrow Agreement, the Closing Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Debentures and Warrants.

(i)           Subject to the terms and conditions of this Agreement and the other Transaction Agreements, each undersigned Purchaser hereby agrees to loan to the Company the principal amount set forth opposite such Purchaser’s name on Exhibit A attached hereto (the “Purchase Price”), out of the aggregate amount being loaned by all Purchasers of up to $800,650 (the “Aggregate Purchase Price”).

(ii)          The obligation to repay the loan from each undersigned Purchaser shall be evidenced by the Company’s issuance of its 18% Secured Convertible Debenture (each a “Debenture” and collectively the “Debentures”) to such Purchaser in the principal amount equal to such Purchaser’s Purchase Price.  Each Debenture (i) shall be convertible into a number of Common Shares at a per share conversion price of $0.15 (subject to adjustment pursuant to the terms of the Debentures), and (ii) shall have the terms and conditions of, and be substantially in the form attached hereto as Exhibit B. The Debentures shall be secured by a Guarantee from the Founder substantially in the form attached hereto as Exhibit D.

(iii)         The Company agrees to issue to each Purchaser a warrant in substantially the form attached hereto as Exhibit C (the “Warrants”), to purchase up to a number of Common Shares equal to 100% of the number of Common Shares issuable upon conversion of such Purchaser’s Debenture (subject to adjustment pursuant to the terms of the Warrants), at a per share exercise price of $0.15 (subject to adjustment pursuant to the terms of the Warrants). The number of Warrants each Purchaser shall be issued at Closing pursuant to this Agreement and the Warrants is set forth such Purchaser’s name on Exhibit A hereto. The Warrants shall be exercisable for such period of time as set forth in the Warrants.

(iv)         The Common Shares issuable upon conversion of the Debentures and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively, and sometimes collectively referred to as the “Underlying Shares”. The Debentures, the Warrants and the Underlying Shares are sometimes collectively referred to as the “Securities”.

2.2       Escrow Shares. At Closing Founder shall deliver or cause to be delivered to the Escrow Agent a certificate or certificates with signed stock power or stock powers evidencing in the aggregate [_____] Common Shares in accordance with the Escrow Agreement, dated as of the Closing Date, by and among the Company, Founder, the Purchasers and the Company US Counsel (the “Escrow Agent”) substantially in the form attached hereto as Exhibit E-1 (the “Escrow Agreement”) which shall be maintained by the Escrow Agent for the benefit of the Purchasers (such shares, the “Escrow Shares”). The Escrow Shares shall be released as follows:

(a)       Determination of Performance Threshold. For purposes of this Section 2.2, (i) the “Fiscal Year 2008 Performance Threshold” shall mean, for the fiscal year ended December 31, 2008, the Company has achieved Net Income and Cash of $3.5 million and (ii) the “Fiscal Year 2009 Performance Threshold” shall mean, for fiscal year ended December 31, 2009, the Company has achieved Net Income and Cash of $6.0 million. For fiscal years ended December 31, 2008 and 2009, “Net Income” shall mean the sum of (A) the audited net income as reported on the Company’s annual report on Form 10-K (the “Annual Report”) for the applicable fiscal year, plus (B) any non-cash charges incurred by the Company in the applicable fiscal year as a result of the transactions contemplated under this Agreement and the Transaction Documents, including, without limitation, any non-cash charges incurred as a result of the Securities issued or issuable pursuant to this Agreement and the Transaction Documents.  For fiscal years ended December 31, 2008 and 2009, “Cash” shall mean the audited net cash provided from operating activities as reported on the Company’s Annual Report for the applicable fiscal year.

(b) Release of Escrow Shares.

                                            (i)        In the event that the Company’s Net Income or Cash, calculated in accordance with GAAP and reported in the Annual Report for fiscal year ended December 31, 2008, is less than the Fiscal Year 2008 Performance Threshold, then, within ten (10) Business Days after such Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the product of one-half of the Escrow Shares multiplied by the quotient of such Purchaser’s Purchase Price divided by the Aggregate Purchase Price; and if the Net Income for fiscal year 2008 is greater than or equal to the Fiscal Year 2008 Performance Threshold, then one-half of the Escrow Shares shall be returned to Founder; and

                                             (ii)       In the event that the Company’s Net Income or Cash, calculated in accordance with GAAP and reported in the Annual Report for fiscal year ended December 31, 2009, is less than the Fiscal Year 2009 Performance Threshold, then, within ten (10) Business Days after such Annual Report is filed with the Commission, the Escrow Agent shall transfer to each Purchaser that number of Escrow Shares equal to the product of the Escrow Shares then in escrow multiplied by the quotient of such Purchaser’s Purchase Price divided by the Aggregate Purchase Price; and if the Net Income for fiscal year 2009 is greater than or equal to the Fiscal Year 2009 Performance Threshold, then all Escrow Shares then in escrow shall be returned to Founder.

                    (iii)      In case the number of Escrow Shares represented by the certificate or certificates surrendered by Founder to the Escrow Agent pursuant to this Agreement and to be released from time to time in accordance with this Section 2.2 exceeds the number of shares so released under this Section 2.2, the Company shall, upon surrender of such certificate or certificates, execute and deliver to the Escrow Agent new certificates for the number of shares of Escrow Shares that are to be released and that are not to be released, respectively.

2.3 Closing.

                            (a)            Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Purchasers shall purchase and the Company shall issue and sell to the Purchasers the Debentures and the Warrants for the Aggregate Purchase Price of up to $800,650. The closing shall occur at 10 a.m. California time, on September 16, 2008 (unless otherwise extended in accordance with this Section 2.3(a)), the Closing shall occur remotely by the exchange of signatures, certificates and funds by mail or electronic transmission, or at such other time and place as the Company and Purchasers shall mutually agree. At the Closing, each Purchaser shall pay or cause to be paid to the Company the Purchase Price set forth opposite such Purchaser’s name on Exhibit A pursuant to the Closing Escrow Agreement, dated on or prior to the Closing Date, by and among the Company, the Purchasers and Founder in the form attached hereto as Exhibit E-2 (the “Closing Escrow Agreement”).

                             (b)           Closing Deliveries.

                                             (i)       Company Deliverables. At the Closing, the Company shall deliver or cause to be delivered to the Purchasers pursuant to the Closing Escrow Agreement the following:

(A)      this Agreement duly executed by the Company;

(B)       a Debenture with a principal amount equal to each Purchaser’s Purchase Price, registered in the name of such Purchaser as set forth opposite the name of such Purchaser on Exhibit B hereto;

(C)       a Warrant to purchase such number of Common Shares substantially in the form attached hereto as Exhibit C issued to and registered in the name of each Purchaser as set forth opposite the name of such Purchaser on Exhibit A hereto;

(D)       the Escrow Agreement duly executed by the Company substantially in the form set forth in Exhibit E-1;

(E)        the Closing Escrow Agreement duly executed by the Company substantially in the form set forth in Exhibit E-2; and

(F)        a certificate executed by the Company’s secretary or assistant secretary, attaching its Company charter and by-laws, each as amended through the Closing Date, any minutes of its board of directors and its stockholders related to the execution of the Transaction Documents and the consummation of the transactions contemplated thereby, and proof of the signatures of all officers of the Company executing such agreements, substantially in the form attached hereto as Exhibit F-1.

                                              (ii)       Founder Deliverables. At the Closing, Founder shall deliver or cause to be delivered the following pursuant to the Closing Escrow Agreement:

               (A)          this Agreement duly executed by Founder;

(B)           the Escrow Agreement duly executed by Founder substantially in the form set forth in Exhibit E-1;

(C)           the Closing Escrow Agreement duly executed by Founder substantially in the form set forth in Exhibit E-2;

(D)           the Guarantee duly executed by Founder substantially in the form set forth in Exhibit D; and

(E)           a stock certificate or certificates evidencing the Escrow Shares issued to and registered in the name of Founder and stock power or stock powers executed in the name of each of the Purchasers, which shall be delivered to the Escrow Agent.

(iii)       Purchaser Deliverables. At the Closing each of the Purchasers shall deliver or cause to be delivered to the Company the following pursuant to the Closing Escrow Agreement:

(A)           this Agreement duly executed by such Purchaser;

(B)            such Purchaser’s Purchase Price by wire transfer in immediately available funds to the account designated in writing by the Company;

(C)            the Escrow Agreement duly executed by such Purchaser substantially in the form set forth in Exhibit E-1;

(D)            the Closing Escrow Agreement signed by such Purchaser substantially in the form set forth in Exhibit E-2.

(c)            Closing Escrow. Pending the Closing, all funds paid hereunder shall be deposited by the Purchasers in a separate account maintained by the Company US Counsel (the “Closing Escrow Agent”) for the benefit of the Purchasers, and all other documents, agreements and instruments required to be executed or delivered hereunder shall be delivered to the Closing Escrow Agent pursuant to the Closing Escrow Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. Except as set forth in the SEC Reports or under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties to the Purchasers:

(a)       Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Disclosure Materials (as defined below). Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified or licensed to conduct its respective business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to enter into and to consummate the transactions contemplated by each of the Transaction Documents (including the issuance and sale of the Debentures and the Warrants) and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its stockholders in connection therewith. Each Transaction Document including this Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except where enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

(c)       No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or, except as set forth in the Disclosure Materials, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; (iii) to the Company’s knowledge, conflict with, or result in or constitute any violation of, any award, decision, judgment, decree, injunction, writ, order, subpoena, ruling, verdict or arbitration award (each an “Order”) entered, issued, made or rendered by any federal, state, local or foreign government or any other Governmental Entity (as defined below), or any Law (as defined below), applicable to the Company or any of its Subsidiaries, or to any of their respective properties or assets, or to any shares; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of the Company or any of the Subsidiaries, or on any of the Debentures and Warrants; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization (as defined below) applicable to the Company or any of the Subsidiaries, or to any of their respective properties or assets, or to any of the Debentures and Warrants, or result in any other impairment of the rights of the holder of any such Authorization; except in the case of each of clauses (ii), (iii), (iv) and (v), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)       Filings, Consents and Approvals. Assuming the accuracy of the representations of the Purchasers set forth in Section 3.3 hereof, no registration (including any registration under the Securities Act) or filing with, or any notification to, or any approval, permission, consent, ratification, waiver, authorization, order, finding of suitability, permit, license, franchise, exemption, certification or similar instrument or document (each, an “Authorization”) of or from, any U.S. or PRC court, arbitral tribunal, arbitrator, administrative or regulatory agency or commission or other governmental or regulatory authority, agency or governing body, domestic or foreign, including without limitation any Trading Market (each, a “Governmental Entity”), or any other person, or under any statute, law, ordinance, rule, regulation or agency requirement of any Governmental Entity, (each, a “Law”), on the part of the Company is required in connection with the execution or delivery by the Company of the Transaction Documents or the performance by the Company of its obligations under each of the Transaction Documents (including, the offer and sale of the Debentures and Warrants by the Company to the Purchasers thereunder) except (i) as would not have a Material Adverse Effect on the Company or its performance of its obligations under the Transaction Documents, (ii) Form D and blue sky filings, and (iii) the filings contemplated by the Transaction Documents.

(e)        Issuance of the Debentures and Warrants. The Debentures and Warrants have been duly authorized and when issued and paid for in accordance with this Agreement and the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), except for such restrictions on transfer or ownership imposed by applicable federal or state securities laws or set forth in this Agreement and shall be entitled to the rights set forth in the Debentures and Warrants, as the case may be. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Debentures and the Warrants, respectively, such shares will be validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Shares. The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement.

(f)       Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares, 50,000,000 shares of which are Preferred Shares, $0.001 par value per share and 200,000,000 shares of which are Common Shares, $0.001 par value per share. As of the date hereof and immediately prior to the transactions contemplated hereby, the number of shares and type of all issued and outstanding capital stock of the Company, and all Common Shares reserved for issuance under the Company’s various option and incentive plans, is specified in Schedule 3.1(f) of the Disclosure Schedules, and there are no shares of preferred stock issued and outstanding. Other than as contemplated in this Agreement, the Company has not issued any capital stock since September 15, 2008 other than pursuant to the exercise of (i) stock options or restricted grants held by employees, officers, directors, or consultants, whether or not pursuant to the Company’s equity incentive plans or stock option plans, (ii) the issuance of Common Shares to employees pursuant to the Company’s equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans, and (iii) pursuant to the conversion or exercise of outstanding Common Share Equivalents. Except as set forth in the Disclosure Materials, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in Schedule 3.1(f) of the Disclosure Schedule, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Preferred Shares or Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Preferred Shares or Common Shares, or securities or rights convertible or exchangeable into Common Shares. Except as set forth in the Disclosure Materials, the issue and sale of the Debentures and the Warrants will not obligate the Company to issue Common Shares or other securities to any Person (other than the Conversion Shares and the Warrant Shares) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g)       SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto (together with any materials filed by the Company under the Exchange Act, whether or not required), being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has informed the Purchasers prior to the date hereof of any filing by the Company of any SEC Reports within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the Debentures thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company and its Subsidiaries are a party or to which any of their respective property or assets are subject that are required to be filed as exhibits to the SEC Reports on Form 10-KSB for the fiscal year ended December 31, 2007, including the accompanying financial statements (the “Form 10-KSB”) and the Company’s Form 10-Q for the fiscal quarters ended March 31 and June 30, 2008, including the accompanying financial statements (collectively the “Form 10-Q”) are included as a part of, or specifically identified in, the SEC Reports.

(h)        Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the Disclosure Materials, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities that would not be required to be reflected in the Company’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans, stock option plans, stock option agreements, restricted stock agreements, stock ownership plans or dividend reinvestment plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(i)        Litigation. Except as disclosed in the Disclosure Materials, there are no actions, suits, inquiries, notices of violation, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) would have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(j)        Taxes. Each of the Company and the Subsidiaries has filed all necessary material federal, state and foreign income and franchise tax returns and has paid or accrued all material taxes shown as due thereon, and neither the Company nor any of its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.

(k)      Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, kickbacks and false claims in healthcare programs, occupational health and safety, product quality and safety and employment, labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(l)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)       Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for (i) Liens described on Schedule 3.1(m) of the Disclosure Schedules, (ii) Liens as do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, (iii) Liens for taxes not yet due and payable, and (iv) Liens which would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

(n)       Solvency. Based on the financial condition of the Company as of the date hereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company (A) as of the date hereof and (B) as of the Closing Date (in which case together with the proceeds the Company would receive, assuming that the Closing shall have occurred), were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(o)      Certain Fees. Except as set forth in Schedule 3.1(o), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(p)       Registration Rights. Except as set forth in the Disclosure Materials and as provided for in Article 4 hereunder, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(q)       Investment Company. The Company is not, and after giving effect to the sale of the Debentures and Warrants and the application of the net proceeds therefrom, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r)        Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are complete, true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(s)        No Additional Agreements.  The Company has no other agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

3.2       Representations and Warranties of Founder. Founder hereby represents and warrants to the Purchasers with respect to himself as follows:

(a)       Authority; Enforcement. Founder has the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. This Agreement and the other Transaction Documents to which he is party have been duly executed by Founder, and when delivered by Founder in accordance with terms hereof, will constitute the valid and legally binding obligation of Founder, enforceable against it in accordance with its terms.

(b)       No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents to which he is party and the consummation by Founder of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Founder debt or otherwise) or other understanding to which Founder is a party or by which any property or asset of Founder is bound or affected; (iii) to Founder’s knowledge, conflict with, or result in or constitute any violation of, any Order, or any Law, applicable to Founder, or to any of his properties or assets, or to the Escrow Shares; (iv) result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the properties or assets of Founder, or on any of the Escrow Shares; or (v) conflict with, or result in or constitute any violation of, or result in the termination, suspension or revocation of, any Authorization applicable to Founder, or to any of his properties or assets, or to any of the Escrow Shares, or result in any other impairment of the rights of the holder of any such Authorization.

(c)       Litigation. There is no Action pending or threatened in writing against Founder or any of his Affiliates which has had or would reasonably be expected to have a material adverse effect on the ability of Founder to perform his obligations under this Agreement and the other Transaction Documents to which he is party or consummate the transactions contemplated hereunder and thereunder.

(d)       Escrow Shares. Founder has (and will have on the Closing Date) good and marketable title to the Escrow Shares delivered by him, and has full right, power and authority to transfer and deliver to Escrow Agent such Escrow Shares, free and clear of all Liens. Immediately following the Closing, Founder will be the record and beneficial owner of such Escrow Shares, and have good and marketable title to such Escrow Shares, free and clear of all Liens, other than any Liens arising as a result of this Agreement.

(e)       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Founder to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

3.3       Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company with respect to himself, herself or itself as follows:

(a)       Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of such Purchaser. This Agreement and each of the Transaction Documents to which it is party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)       Investment Intent. Such Purchaser is acquiring the Debentures and Warrants as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures and Warrants or any part thereof, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of Debentures and Warrants pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and otherwise in compliance with applicable federal and state securities Laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Debentures and Warrants for any period of time. Such Purchaser is acquiring the Debentures and Warrants hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Debentures and Warrants.

(c)           Status of Purchaser. Such Purchaser hereby makes the representations and warranties in either Sub-section (i) or (ii) of this Section 3.3(c):

(i)           Accredited Investor Under Regulation D. Such Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and such Purchaser is not acquiring the Debentures and Warrants as a result of any advertisement, article, notice or other communication regarding the Debentures and Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement; and such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act; or

(ii)           Non-U.S. Person Under Regulation S. Such Purchaser:

(A)           is not a “U.S. person” as defined by Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any U.S. jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(B)           at the time of Closing, such Purchaser was located outside the United States;

(C)           no offer of the Debentures and Warrants was made to such Purchaser within the United States;

(D)           such Purchaser is either (a) acquiring the Debentures and Warrants for its own account for investment purposes and not with a view towards distribution, or (b) acting as agent for a principal that has signed this Agreement or has delivered representations and warranties substantially similar to this Section 3.4(b);

(E)            all subsequent offers and sales of the Debentures and Warrants by such Purchaser will be made outside the United States in compliance with Rule 903 of Rule 904 of Regulation S, pursuant to registration of the Debentures and Warrants under the Securities Act, or pursuant to an exemption from such registration; such Purchaser understands the conditions of the exemption from registration afforded by section 4(l) of the Securities Act and acknowledges that there can be no assurance that it will be able to rely on such exemption.

(F)            such Purchaser will not resell the Debentures and Warrants to U.S. Persons or within the United States until after the end of the six-month period commencing on the date of Closing (the “Restricted Period”);

(G)            such Purchaser shall not and hereby agrees not to enter into any short sales with respect to the Common Shares at any time after the execution of this Agreement by such Purchaser and prior to the expiration of the Restricted Period;

(H)            such Purchaser understands that the Debentures and Warrants are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the parties to this Agreement are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understanding of such Purchaser set forth herein in order to determine the applicability of such provisions. Accordingly, such Purchaser agrees to notify the Company of any events which would cause the representations and warranties of such Purchaser to be untrue or breached at any time after the execution of this Agreement by such Purchaser and prior to the expiration of the Restricted Period;

(I)              in the event of resale of the Debentures and Warrants to non-U.S. Persons outside of the U.S. during the Restricted Period, such Purchaser shall provide a written confirmation or other written notice to any distributor, dealer, or person receiving a selling concession, fee, or other remuneration in respect of the Shares stating that such purchaser is subject to the same restrictions on offers and sales that apply to the undersigned, and shall require that any such purchase shall provide such written confirmation or other notice upon resale during the Restricted Period;

(J)             such Purchaser has not engaged, nor is it aware that any party has engaged, and it will not engage or cause any third party to engage in any “directed selling” efforts (as such term is defined in Regulation S) in the United States with respect to the Debentures and Warrants;

(K)            such Purchaser is not a “distributor” as such term is defined in Regulation S, and it is not a “dealer” as such term is defined in the Securities Act;

(L)             such Purchaser has not taken any action that would cause any of the parties to this Agreement to be subject to any claim for commission or other or remuneration by any broker, finder, or other person; and

(M)           such Purchaser hereby represents that it has satisfied fully observed of the laws of the jurisdiction in which it is located or domiciled, in connection with the acquisition of the Debentures and Warrants or with this Agreement, including (i) the legal requirements of such Purchaser’s jurisdiction for the purchase and acquisition of the Debentures and Warrants, (ii) any foreign exchange restrictions applicable to such purchase and acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Debentures or the Warrants; and further, such Purchaser agrees to continue to comply with such laws as long as it shall hold the Debentures or the Warrants.

(d)           Restrictive Legends. Such Purchaser acknowledges that the certificates representing such Purchaser’s Debentures or Warrants shall each conspicuously set forth on the face or back thereof a legend in substantially the following form, corresponding to the stockholder’s status as set forth in Section 3.3(c):

REGULATION D LEGEND:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGULATION S LEGEND:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HASBEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION; HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(e)           Investment Risk. Such Purchaser is able to bear the economic risk of acquiring the Debentures and Warrants pursuant to the terms of this Agreement, including a complete loss of such Purchaser’s investment in the Debentures and Warrants.

(f)           Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures and Warrants, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Debentures and Warrants and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities.

(g)        Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and Warrants and the merits and risks of investing in the Debentures and Warrants; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in this Agreement.

(h)       Certain Fees. Except for any fees that will be payable by the Company under Section 3.1(o), such Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Company of the Debentures and Warrants to the Purchaser.

(i)        No Tax, Legal or Investment Advice. Such Purchaser understands that nothing in the Transaction Documents or any other materials presented to such Purchaser in connection with the purchase and sale of the Debentures and Warrants constitutes tax, legal, or investment advice. Such Purchaser has consulted such tax, legal, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Debentures and Warrants.

(j)        Compliance with Securities Laws. Such Purchaser represents and warrants that, in connection with its purchase of the Debentures and Warrants, it has complied with all applicable provisions of the Securities Act, including the rules and regulations promulgated by the Commission thereunder, and applicable state securities Laws.

(k)        Reliance. Such Purchaser understands and acknowledges that (i) the Debentures and Warrants are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration requirements of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and warranties and the Purchaser hereby consents to such reliance.

(l)       Short Swing Transactions. Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser was first contacted by the Company or any other person disclosing the material terms of the transactions contemplated hereunder until the date hereof. Such Purchaser understands and acknowledges that the Commission currently takes the position that entering into a short sale of Common Shares “against the box” while holding unregistered shares of the Common Shares, followed by coverage of the short sale with such shares after the registration statement has been declared effective by the Commission, is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Registration Required. Each of the Purchasers hereby covenants, severally and not jointly, with the Company not to, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit offers to buypurchase or otherwise acquire or take pledge of) any of the Securities without complying with the provisions hereof, the Securities Act and the applicable rules and regulations of the Commission thereunder, including without limitation, the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Securities in a transaction not subject to the prospectus delivery requirement), and each Purchaser acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. Notwithstanding anything to the contrary in this Agreement, this Agreement shall in no event be deemed to affect, or impose any additional requirements or restrictions on, transfer or ownership by any of the Purchasers of any Common Shares that are not the Underlying Shares and that are held or may be held by such Purchaser from time to time.

4.2           Transfer Restrictions.

(a)       The Securities may only be disposed of in compliance with state and federal securities Laws, including pursuant to an exemption therefrom. In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to Rule 144 as currently in effect promulgated under the Securities Act, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)       Each Purchaser agrees to the imprinting, so long as is required by this Article IV, of a legend on any of the Securities in the applicable form set forth in Sub-section 3.3(d) above.

                            The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to Section 4.13 hereunder, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)       Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 3.3(d) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if the Underlying Shares may be sold under Rule 144(k), or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Underlying Shares shall be issued free of all legends.

(d)       Each Purchaser agrees that the removal of the restrictive legend from certificates representing such Purchaser’s Securities as set forth in Sub-section 3.3(d) is predicated upon (i) the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, an exemption therefrom, or termination of such restrictions and/or (ii) that in the context of a sale under Rule 144, if requested by the Company’s transfer agent, such Purchaser shall have delivered to the transfer agent seller and broker representation letters relating to such Purchaser’s Securities.

4.3           Furnishing of Information. As long as any of the Purchasers own any Securities, and until the Securities can be resold by non-Affiliate of the Company under Rule 144 without restrictions under Rule 144, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.4           Further Issuances; Preemptive Rights.

(a)            Except as otherwise contemplated herein, the Company will not, during the period commencing on the Closing Date and concluding on the first anniversary of such date, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) (a “Qualifying Offering”) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents (“New Securities”), without first offering to the Purchasers a preemptive right to purchase the Purchaser Percentage (as defined in the following sentence) of such New Securities; provided, however, that a Qualifying Offering shall not include the following, and the Company may, without complying with this Section 4.4, issue (i)  Common Shares pursuant to any equity incentive plan, stock option plan, stock option agreement, restricted stock agreement, stock ownership plan or dividend reinvestment plan of the Company that is currently in effect and is disclosed in the SEC Reports or in Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (ii)  restricted stock or options to purchase Common Shares pursuant to any equity incentive plan or stock option plan that is currently in effect and is disclosed in the SEC Reports or in Schedule 4.4 of the Disclosure Schedules or that is subsequently approved by the Board of Directors; (iii)  stock options or restricted stock grants to employees, officers, directors or consultants, whether or not pursuant to an equity incentive plan; (iv)  Common Shares issuable upon the conversion or the exercise of securities, options or warrants outstanding at the Closing or Underlying Shares in connection with the offer and sale of the Debentures and Warrants pursuant to this Agreement provided that the terms of such securities, options or warrants are not amended, modified or changed on or after the Closing Date; (v)  Common Shares or any other security convertible into or exercisable or exchangeable for the Common Shares in connection with an acquisition transaction (including by way of a merger or consolidation), the primary purpose of which is not to raise equity capital; (vi)  securities to customers, vendors, licensors or joint venture partners or in connection with strategic alliances approved by the Company’s board of directors, the primary purpose of which is not to raise equity capital; (vii)  securities in connection with an equipment lease financing transaction or a credit financing transaction with a bank or institutional lender approved by the Board of Directors, the primary purpose of which is not to raise equity capital; or (viii)  Common Shares issuable upon the conversion or exercise of any convertible securities, options or warrants issued and outstanding pursuant to sub-clauses (i) - (vii) of this Section 4.4(a) (each such issuance being a “Non-qualifying Issuance”). The “Purchaser Percentage” shall be equal to the proportion of the Underlying Shares (on a fully converted or exercised basis) owned by a Purchaser bears to the total outstanding common stock (on a fully diluted basis), expressed as a percentage.

(b)            The Company shall deliver to each of the Purchasers a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of New Securities in a Qualifying Offering, which Offer Notice shall (w) identify and describe the New Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the New Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the New Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each of the Purchasers not less than the respective Purchaser Percentage of the New Securities. Purchasers agree and acknowledge that until such Offer has been concluded either by (i) a public announcement of the issuance or sale or exchange or (ii) a termination of the Offer (of which termination Company shall promptly inform Purchasers), the information in such Offer Notice is material, nonpublic information and that Purchasers shall keep such information confidential.

(c)            To accept an Offer, in whole or in part, a Purchaser must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after the Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Purchaser Percentage that such Purchaser elects to purchase (the “Notice of Acceptance”).

(d)           The Company shall have sixty (60) days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such New Securities as to which a Notice of Acceptance has not been given by the Purchasers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(e)            Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, a Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of New Securities specified in the Notices of Acceptance, upon the terms and conditions specified in the Offer. The purchase by a Purchaser of any New Securities is subject in all cases to the preparation, execution and delivery by the Company and the Purchaser of a purchase agreement relating to such New Securities reasonably satisfactory in form and substance to the Company and the Purchaser and their respective counsel.

(f)            Any New Securities not acquired by a Purchaser or other Persons in accordance with this Section 4.4 may not be issued, sold or exchanged until they are again offered to the Purchasers under the procedures specified in this Agreement.

(g)            Notwithstanding anything to the contrary in this Section 4.4, the Company shall not be required to offer New Securities to a Purchaser if such Purchaser is not an Accredited Investor or a Non-U.S. Person at the time of the Qualifying Offering or is not acquiring the New Securities for investment purposes. Each of the Purchasers agrees to represent and warrant to the Company as to its Accredited Investor or a Non-U.S. Person status and its investment intent as a condition to participating in the Offer.

4.5       Securities Laws Disclosure. The Company shall, within four Business Days of the Closing, file a Current Report on Form 8-K disclosing the transactions contemplated hereby including each of the Transaction Documents as exhibits, and make such other filings and notices in the manner and time required by the Commission.

4.6       Stockholders Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and such Purchaser.

4.7       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information except as required by this Agreement, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in the securities of the Company.

4.8        Independent Board of Directors.  The Company covenants and agrees that no later than 90 calendar days from the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members, a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) or in American Stock Exchange Company Guide Section 803.

4.9        Chief Financial Officer.  No later than 90 calendar days from the Closing Date, the Company will hire a chief financial officer who is a certified public accountant or possesses experience such that he or she can reasonably serve as a chief financial officer, fluent in English and an expert in (i) United States GAAP and (ii) auditing procedures and compliance for United States public companies.

4.10           Independent Public Accountant.  The Company covenants and agrees that no later than 90 calendar days from the Closing Date, the Company shall hire and retain one of the following auditing firms as its independent public accountant of record for the fiscal year ended December 31, 2008: Moore Stephens International, Horwath International, BDO Seidman, LLP, Weinberg & Company, or other such auditor as may be agreed between the Company and a majority in interest of the Purchasers.

4.11           Trading Market Migration and Reverse Stock Split.  The Company covenants and agrees that no later than the first anniversary of the Closing Date, the Company shall apply to list the Common Shares for trading on the American Stock Exchange or the NASDAQ Global Select Market or the NASDAQ Global Market or the NASDAQ Capital Market or the New York Stock Exchange, and in connection therewith, to effect a reverse stock split of the Common Shares sufficient to qualify the per share price of the Common Shares for such listing.

4.12           Put Right.  At any time until the first anniversary of the Closing Date, if (i) any PRC Governmental Entity challenges or otherwise takes any action that adversely affects the transactions contemplated by the Transaction Documents, or takes any action that requires a Subsidiary to suspend its business operations based on the Notice from the PRC’s National Development and Reform Commission dated August 4, 2008, and the Company cannot undo such governmental action or otherwise address the material adverse effect to the reasonable satisfaction of the Purchasers within sixty (60) days of the occurrence of such governmental action, or (ii) if the auditing firm retained pursuant to Section 4.10 or Company US Counsel resigns due to a dispute with, or will not/can not provide an appropriate satisfactory opinion(s) to, the Company, then, at the option of, and upon written demand from, a Purchaser, the Company shall promptly, and in any event within thirty (30) days from the date of such written demand, pay to such Purchaser, as liquidated damages, an amount equal to such Purchaser’s entire Purchase Price plus eighteen percent (18%) of such Purchase Price. As a condition to the receipt of such payment, such Purchaser shall return to the Company for cancellation the certificates evidencing the Securities acquired by such Purchaser under the Agreement and the Transaction Documents.

4.13           Payment of Due Diligence Expenses. At Closing, the Closing Escrow Agent shall disperse to Ancora Greater China Fund, LP the sum of $25,000.00 from the Aggregate Purchase Price for its due diligence expenses.

4.14           Listing of Common Shares.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Shares on a Trading Market. The Company will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.15           Transfer Taxes. On the Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchasers under the Transaction Documents shall be, or shall have been, fully paid or provided for by the Company, and all Laws imposing such taxes will be or will have been complied with.

4.16           Inspection. The Company shall permit each Purchaser, at its own expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 4.16 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information or any information with respect to which the Company may be legally bound to maintain confidentiality, including, without limitation, material, nonpublic information under federal securities laws.

4.17           Use of Proceeds. The Company will use the net proceeds from the sale of the Securities, after payment of legal fees and other closing costs, for working capital (including expenses relating to the Company’s obligations under Sub-sections 4,8, 4.9, 4.10 and 4.11 hereof) and/or in connection with a registered underwritten public offering of the Company’s Common Shares or Common Shares Equivalents.

                4.18           Registration Rights.

  (a)           “Piggy-Back” Registration.

 (i)         If at any time after the date hereof the Company shall file a registration statement on Form S-1 or Form S-3 (or any similar or successor forms promulgated by the Commission) pursuant to an  offering of the Company’s Common Shares or Common Shares Equivalents, the Company shall include the Underlying Shares (the “Registrable Shares”) in such registration statement (the “Registration Statement”), provided that the amount of Registrable Shares shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Shares which may be included in a single registration statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act;

 (ii)      the Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, and the Company’s counsel and accounting fees and expenses, costs, if any, associated with clearing the Registrable Securities for sale under applicable state securities laws;

 (iii)       the Company shall have the right to delay, including, without limitation, by delaying the filing or effectiveness of the Registration Statement, the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the reasonable opinion of the Company in the best interest of the Company and, as applicable, suspend sales of Registrable Securities under an effective registration statement or suspend trading of its securities on any exchange; and

 (iv)      the Company will use commercially reasonable efforts to cause the Registration Statement with respect to the Purchasers to remain continuously effective for a period (the “Effectiveness Period”) that will terminate, with respect to the Purchasers, upon the earlier of (x) the date on which all the Registrable Securities covered by the Registration Statement have been sold or (y) the date on which all the Registrable Securities covered by the Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the Company US Counsel pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Purchasers, and will advise the Purchasers when the Effectiveness Period has expired with respect to the Purchasers.

(b)           Purchaser Information. Each Purchaser shall (A) furnish to the Company such information regarding itself, the Registrable Securities, other securities of the Company held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably requested by the Company to effect and maintain the effectiveness of the Registration Statement, (B) execute such documents in connection with the Registration Statement as the Company may reasonably request and (C) immediately discontinue disposition of Registrable Securities pursuant to any registration statement upon notice from the Company of (x) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the Commission, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction by the applicable regulatory authorities or (y) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (z) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required.

                (c)             Indemnification.

 (i)        In the event any Registrable Securities are included in the Registration Statement under this Section 4.17, to the extent permitted by law, the Company will indemnify and hold harmless the each of the Purchasers (including their officers, directors, members and partners), any underwriter (as defined in the Securities Act) for the Purchasers and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act (each a “Purchaser Indemnified Person”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law (“Claims”), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to the Purchaser Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any Claim; provided, however, that the indemnity agreement contained in this Section 4.17(c)(i) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to the Purchaser Indemnified Person, for any such Claim to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Purchaser Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

  (ii)       In the event any Registrable Securities are included in the Registration Statement under this Section 4.17, to the extent permitted by law, each Purchaser shall, severally and not jointly, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 4.17(c)(i), the Company, each of its directors, each of its officers who signs the registration statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, a “Company Indemnified Person”), against any Claim, insofar as such Claim arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Purchaser expressly for use in the Registration Statement; and, subject to Section 4.17(c)(iii), such Purchaser will reimburse any legal or other expenses reasonably incurred by any Company Indemnified Person in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 4.17(c)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the indemnifying Purchaser, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers.

  (iii)      Promptly after receipt by a Purchaser Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) under this Section 4.17 of notice of a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 4.17, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall, by giving at written notice to the Indemnified Party within fifteen days after the Indemnified Party has given notice of the Claim, have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the case of any Company Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the holders holding at least a majority in interest of the Registrable Securities included in the registration statement to which the Claim relates. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a full and general release from all liability in respect to such Claim or litigation, and such settlement (a) shall provide for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) shall not include any finding or admission as to fault on the part of the Indemnified Person and (c) shall have no effect on any other claims that may be made against the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 4.17, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

ARTICLE V.
CONDITIONS

5.1          Conditions to the Closing of the Purchasers. The Purchasers’ obligation to purchase the Debentures and Warrants being issued at the Closing is subject to the satisfaction, or waiver by the Purchasers, of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Company and Founder set forth in this Agreement shall be true and correct in all material respects (except for those qualified as to materiality or a Material Adverse Effect, which shall be true and correct) as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects (or if qualified as to materiality or a Material Adverse Effect, true and correct) as of such date) as though made on and as of the Closing Date.

(b)       Performance of Obligations of the Company and Founder. The Company and Founder shall have performed in all material respects all agreements and covenants required to be performed by each of them under this Agreement (including the deliveries required under Section 2) on or prior to the Closing Date.

(c)       No Injunction. No Order has been enacted, entered, promulgated or endorsed by any court or Government Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       No Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted or would reasonably be expected to result in a Material Adverse Effect.

(e)       No Suspension of Trading. As of the Closing Date, trading in the Common Shares shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State Governmental Authorities.

(f)        Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of the Company executed by the Company’s director or officer duly authorized to execute the Transaction Documents, certifying as to the matters set forth in this Section 5.1(a) and delivered to the Purchasers, substantially in the form attached hereto as Exhibit F-2.

5.2          Conditions to the Closing of the Company and Founder. The Company’s obligation to issue and sell the Debentures and Warrants at the Closing and Founder’s obligations to deliver the Escrow Shares at the Closing is subject to the satisfaction, or waiver by the Company or Founder, as applicable, of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Purchasers set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though made on and as of the Closing Date.

(b)       Performance of Obligations of the Purchasers. Each Purchaser shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement on or prior to the Closing Date.

(c)       Regulatory Approvals. The Purchasers shall have received all requisite approvals (including all required findings of suitability).

ARTICLE VI.
MISCELLANEOUS

6.1       Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, the Company shall pay Purchaser such due diligence expenses as described in Section 4.13.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

6.2       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service and a delivery receipt is signed, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

6.4       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers (except for any amendment in Section 2, which shall also require Founder’s approval) or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5       Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any of Founder may assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign any or all of its rights under this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Purchasers”.

6.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.13 and as otherwise necessary for a Purchaser to enforce its rights hereunder.

6.8       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement and the Transaction Documents or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.9       Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of this Agreement, and other Transaction Documents and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers, Founder or the Company.

6.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11     Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12     Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

6.13     Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Purchasers, Founder and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14     Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this 18% Secured Convertible Debenture and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

SINO CLEAN ENERGY INC.	Address for Notice:
By: ____________________ Name: Baowen Ren Title: Chief Executive Officer	Sino Clean Energy, Inc. Room 2205, Suite A, Zhengxin Building No. 5, Gaoxin 1st Road Gao Xin District, Xi’an Shaanxi Province, PRC Attn: Mr. Baowen Ren E-mail: Tel: Fax:

With copy to (which shall not constitute notice):

Richardson & Patel LLP
10900 Wilshire Boulevard Suite 500
Los Angeles, CA 90024
Attn: Kevin Leung, Esq.
E-mail: kleung@richardsonpatel.com
Tel: (310) 208-1182
Fax: (310) 208-1154

FOUNDER:	Address for Notice:

Same as for the Company

_______________________ Baowen Ren

[PURCHASER SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this 18% Secured Convertible Debenture and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:
_______________________ [Purchaser’s Name]	Address for Notice: _____________________________
_______________________ [Signature] _______________________ [Signatory’s Name] _______________________ [Signatory’s Title]
_____________________________
Attn:  ________________________
E-mail:  ______________________
Tel: _________________________
Fax: _________________________

Delivery Instructions (if different from above):

c/o: ___________________________
______________________________
______________________________
______________________________
Attn: __________________________
Tel: ___________________________